Giordano, Halleran & Ciesla
A Professional Corporation
Attorneys At Law
Please Respond To:
U.S. Postal Service Address:
Post Office Box 190
Middletown, New Jersey 07748
Or:
Hand Delivery and Overnight Service Address:
125 Half Mile Road, Suite 300
Red Bank, New Jersey 07701
(732) 741-3900
Fax: (732) 224-6599
www.ghclaw.com

JOHN C. GIORDANO, JR.
FRANK R. CIESLA
BERNARD J. BERRY, JR.
JOHN A. AIELLO
MICHAEL J. GROSS
JOHN A. GIUNCO
SHARLENE A. HUNT
PHILIP D. FORLENZA
MICHAEL J. CANNING ❒
PAUL H. SCHNEIDER
ELIZABETH CHRISTIAN
ANDREW B. ROBINS
MICHAEL A. BRUNO
KURT E. ANDERSON
PAUL T. COLELLA
GERALD P. LALLY
SEAN E. REGAN ❒
            -------
TARA PHELAN CARVER
RACHEL M. RINNINSLAND
DONALD F. CAMPBELL, JR.
BRIAN H. HARVEY
MELISSA V. SKROCKI
AFIYFA H. ELLINGTON
CRAIG M. GIANETTI
ARI G. BURD

JAY S. BECKER
TIMOTHY D. LYONS❒
J. SCOTT ANDERSON
PETER B. BENNETT
LAURENCE I. ROTHSTEIN
ROBERT J. FEINBERG ❒
PATRICK S. CONVERY
MICHAEL A. PANE, JR.
MICHAEL J. VITIELLO
STEVEN M. DALTON
PAMELA J. KNAUER
TIMOTHY J. DENGLER
CATHERINE J. BICK
MONICA J. CERES
MARC D. POLICASTRO
JOSEPH C. DeBLASIO
LISA MICELI WATERS
            -------
MATTHEW J. CERES
KELLY D. GUNTHER
LOUIS D. TAMBARO
MICHAEL D. PAWLOWSKI
MATTHEW N. FIOROVANTI
JOHN L. SIKORA
VINCENT M. DeSIMONE
JACLYN B. KASS

OF COUNSEL:
JOHN R. HALLERAN
S. THOMAS GAGLIANO
THOMAS A. PLISKIN
RONALD P. HEKSCH
DERRICK A. SCENNA
STEVEN J. CORODEMUS
EDWARD S. RADZELY

-------

JOHN C. GIORDANO
(1921-1989)

-------

❒CERTIFIED BY THE SUPREME COURT OF NEW JERSEY AS A CIVIL TRIAL ATTORNEY

DIRECT DIAL NUMBER	DIRECT EMAIL	CLIENT/MATTER NO.

(732) 741-3900	info@ghclaw.com	10971/0047

EXHIBIT 5.1

January 22, 2009

Central Jersey Bancorp
1903 Highway 35
Oakhurst, New Jersey 07755

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Central Jersey Bancorp, a New Jersey corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of (i) a warrant to purchase 268,621 shares of the Company’s common stock, par value $.01 per share (the “Warrant”), and (ii) the 268,621 shares of the Company’s common stock, par value $.01 per share, issuable upon the exercise of the Warrant (the “Common Shares”).  The Warrant is held by the United States Department of the Treasury (the “Treasury”), and the Warrant and the Common Shares included for registration in the Registration Statement are being registered by the Company for the benefit of the Treasury pursuant to the Letter Agreement, dated December 23, 2008, and the related Securities Purchase Agreement – Standard Terms (the “Agreements”), between the Company and the Treasury.

We have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Agreements, and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinions set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of each  document, agreement and instrument submitted to us as an original, the conformity to the

Our Trenton Office:  441 East State Street, Trenton, New Jersey 08608, Phone: (609) 695-3900

Giordano, Halleran & Ciesla
         A Professional Corporation
                 Attorneys At Law

Central Jersey Bancorp
January 22, 2009

original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed.  As to any facts material to any such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

We express no opinion concerning the laws of any jurisdiction other than those of the United States of America and the State of New Jersey.

Based upon and subject to the foregoing, we are of the opinion that:

(1)   the outstanding Warrant being registered under the Registration Statement has been duly authorized and is validly issued, fully paid and non-assessable; and

(2) the Common Shares being registered under the Registration Statement have been duly authorized, and, upon the exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

Very truly yours,

/s/ Giordano Halleran & Ciesla, P.C.

GIORDANO, HALLERAN & CIESLA
A Professional Corporation